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                   WANG LABORATORIES, INC. AND SUBSIDIARIES

                EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                                                   Three Months Ended         Three Months Ended
                                                      March 31, 1995            March 31, 1994
                                                -------------------------  ------------------------
                                                Primary     Fully Diluted  Primary    Fully Diluted
                                                -------     -------------  -------    -------------
                                                        (In millions except per share data)
Average shares of Common
   Stock outstanding                              33.2(1)         33.2(1)   32.0(1)       32.0(1)

Common equivalent shares for
stock options                                       --              --       1.2           1.2
                                                ------          ------     -----        ------
                                                  33.2            33.2      33.2          33.2
                                                ======          ======     =====        ======

Net income (loss)                               $(72.2)         $(72.2)    $ 3.1        $  3.1

Accretion and dividends on
   Redeemable Preferred Stock                     (2.1)           (2.1)     (1.9)         (1.9)
                                                ------          ------     -----        ------
                                                $(74.3)         $(74.3)    $ 1.2        $  1.2
                                                ======          ======     =====        ======

Net income per share                            $(2.24)         $(2.24)    $0.04        $ 0.04
                                                ======          ======     =====        ======

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
                                                    Nine Months Ended         Six Months Ended
                                                      March 31, 1995            March 31, 1994
                                                -------------------------  ------------------------
                                                Primary     Fully Diluted  Primary    Fully Diluted
                                                -------     -------------  -------    -------------
                                                        (In millions except per share data)
Average shares of Common
   Stock outstanding                              32.4(1)         32.4(1)   31.3(1)      31.3(1)

Common equivalent shares for
stock options                                       --              --       1.3          1.4
                                                ------          ------     -----        -----
                                                  32.4            32.4      32.6         32.7
                                                ======          ======     =====        =====

Net income (loss)                               $(64.3)         $(64.3)    $ 8.0        $ 8.0

Accretion and dividends on
   Redeemable Preferred Stock                     (6.2)           (6.2)     (2.2)        (2.2)
                                                ------          ------     -----        -----
                                                $(70.5)         $(70.5)    $ 5.8        $ 5.8
                                                ======          ======     =====        =====

Net income per share                            $(2.17)         $(2.17)    $0.18        $0.18
                                                ======          ======     =====        =====

NOTE: Historical per share data for the three months ended September 30, 1993 are not presented as such data relates to the Company before its recapitalization and adoption of fresh-start reporting and, therefore, is not meaningful or relative to the Company's operations after the Effective Date.

(1) Includes shares distributed as well as those held in a disputed claim reserve to be distributed when claims are resolved. (See Management's Discussion and Analysis, "Emergence from Chapter 11".)
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